Exhibit 5


                            FREDERICK C. SUMMERS, III
                           A Professional Corporation
                                 Attorney at Law
                         8235 DOUGLAS AVENUE, SUITE 1111
                               DALLAS, TEXAS 75225
                             Telephone: 214-750-0992
                                Fax: 214-750-3650
                                fcsummers@aol.com



                                  June 18, 2002


Achievement Tec Holdings, Inc.
2100 N. Highway 360, Suite 400B
Grand Prairie, TX  75050

RE:         REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities Exchange Commission with respect to the registration for public sale of 21,013,890 shares (the "Registerable Shares") of common stock, $.001 par value (the "Common Stock"), of Achievement Tec Holdings, Inc. (the "Company"), a Delaware corporation, reserved for issuance upon exercise of the Company's 10% Secured Convertible Debentures (the "Debentures").

In connection therewith, I have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Certificate of Incorporation, as amended, and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and related matters; (iii) the Registration Statement and the exhibits thereto; and
(iv) such other matters of law as I have deemed necessary for the expression of the opinion herein contained.

Based upon the foregoing, I am of the opinion that the Registerable Shares, when issued and upon payment of the agreed upon consideration therefore, will be legally issued, fully paid and non-assessable if all terms and conditions of the applicable Debentures are complied with.

The opinions set forth above are subject to the following qualifications:

         (a) I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all such latter documents. I have also assumed the accuracy of the factual matters contained in the documents I have examined.
         (b) Where documents delivered to me by the Company and its representatives state that the officers and directors of the Company have taken actions with respect to the Registerable Shares, I have assumed that such actions have been taken.
         (c) I have assumed the due execution and delivery for value of all agreements pertaining to the Registerable Shares by the holders of such shares.
         (d) I have relied (to the extent we have no contrary knowledge), without investigation, as to matters of fact upon certificates furnished by officers of the Company whose positions and authority would reasonably require them to have knowledge of the facts certified, and by public officials, and search reports of recognized search companies.

         (e) The opinions expressed herein are specifically limited to the laws of the United States of America, and, to the extent set forth below, the General Corporation Laws of the State of Delaware. I am licensed to practice law only in the State of Texas. I am not admitted to practice law in the State of Delaware, but I am generally familiar with the General
                Corporation Laws of the States of Delaware and have made such investigation thereof as I deem necessary for the limited purposes of rendering the opinions expressed herein, to the extent the General Corporation Laws of the State of Delaware is applicable thereto.
         (f) My opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.
         (g)    My  opinion is  subject  to and  limited  by (i) all  applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; (ii) all rights which may inhere in the Internal Revenue Service or any state or local taxing authorities under the tax laws of the United States of America and the several states; and (iii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use my name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. However, this opinion is furnished only for your benefit and may not be relied upon by any other person or entity without my express prior written consent. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist, and I have assumed no obligation to update or supplement this opinion.

Sincerely yours,


/s/ Frederick C. Summers, III
Frederick C. Summers, III